UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 19, 2006

Somera Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
301 S. Northpoint Drive, Coppell, TX 75019
(Address of principal executive offices, including zip code)
(972) 304-5660
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SOMERA COMMUNICATIONS, INC.
TABLE OF CONTENTS

Item 4.01. Changes in Registrant’s Certifying Accountant
Item 9.01. Financial Statements and Exhibits
Signature
Exhibit Index
Letter from PricewaterhouseCoopers LLP

Item 4.01 Changes in Registrant’s Certifying Accountant
1.	On May 19, 2006 PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm for Somera Communications, Inc. (the “Registrant”), informed the Registrant of their decision to resign as the Registrant’s independent registered public accounting firm.

2.	The Audit Committee of the Registrant’s Board of Directors did not recommend, nor was it asked to approve, PwC’s resignation. As of May 25, 2006, the Audit Committee has not engaged a new independent registered public accounting firm for the Registrant, but the Audit Committee has commenced the process of identifying and engaging a new independent registered public accounting firm.

3.	The reports of PwC on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report on the Registrant’s consolidated financial statements for the year ended December 31, 2005 contained an explanatory paragraph that expressed substantial doubt about the Registrant’s ability to continue as a going concern.

4.	During the Registrant’s two most recent fiscal years ended December 31, 2005 and 2004 and through May 19, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Registrant’s financial statements for such years.

5.	There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2005 and 2004, or through May 19, 2006, except as reported in the paragraph below.

In Item 9A section of its Form 10-K for the fiscal year ended December 31, 2005 and in Item 4 section of its Form 10-Q for the fiscal quarter ended March 31, 2006, the Registrant reported the following material weaknesses:
(i)	The Registrant did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Registrant’s financial reporting requirements. Specifically, the Registrant lacked sufficient finance and accounting staff with adequate depth and skill in the application of generally accepted accounting principles with respect to the period-end external financial reporting process including the completeness and accuracy of segment footnote disclosures, stock-based compensation footnote disclosures, the presentation of restricted cash and deferred costs in the consolidated financial statements, and the accurate determination of weighted average shares. In addition, certain account reconciliations were not performed or reviewed timely. This control deficiency resulted in audit adjustments to 2005 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of substantially all accounts and disclosures which would result in a material misstatement of annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness. No restatements of previously disclosed financial statements were necessary.

(ii)	The Registrant did not maintain effective controls over the completeness and accuracy of inventory. Specifically, the Registrant did not have effective controls over the physical inventory count process to ensure that individuals involved in the physical inventory count were properly trained and supervised and that discrepancies between quantities counted and the accounting records were properly investigated. Further, the Registrant did not have effective controls over the updating of accounting records to reflect the actual quantities counted during the physical inventory process. This control deficiency resulted in audit adjustments to the 2005 consolidated financial statements. Additionally, this control deficiency could result in a misstatement of inventory and cost of goods sold that would result in a material misstatement to the Registrant’s interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness. No restatements of previously disclosed financial statements were necessary.
With respect to the material weaknesses described above, the Registrant plans to take remediation actions, including improving its controls related to the period-end financial reporting process, adequacy of its accounting and financial department and completeness and accuracy of inventory. The Registrant intends to authorize PwC to respond fully to the inquiries of the successor independent registered public accounting firm with respect to these two material weaknesses.
6.	The Registrant has requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated as of May 25, 2006, is filed as Exhibit 16 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
16*	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated as of May 25, 2006.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.
By:	/s/ Kent Coker
Kent Coker
Chief Financial Officer and Corporate Secretary

Date: May 25, 2006

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated as of May 25, 2006.

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